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                                                                   Exhibit 3-112
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                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:01 AM 04/01/1991
                                                    910915290 - 2066309


                              AMENDED AND RESTATED

                          CERTIFICATES OF INCORPORATION

                                       OF

                         CONCORD HEALTHCARE CORPORATION

   The undersigned, Chairman of the Board of Concord Healthcare Corporation, a Delaware corporation, first incorporated on July 11, 1985, does hereby certify that contained herein is the Amended and Restated certificate of Incorporation of Concord Healthcare Corporation, duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law:

   FIRST. The name of this corporation shall be:


                         CONCORD HEALTHCARE CORPORATION


   SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805 and its registered agent at such address is Corporation Service Company.

   THIRD. The purpose or purposes of the corporation shall be:

   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FORTH. The total number of shares of stock which the Corporation shall have the authority to issue is:

   One Thousand (1,000) shares with a par value of One Cent ($.01) each, amounting to Ten ($10.00) Dollars.

   FIFTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

   SIXTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such directors as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such directors occurring prior to such amendment.

   SEVENTH: This Amended and Restated Certificate of Incorporation shall be effective on April 1, 1991.

Dated: March 29, 1991                       CONCORD HEALTHCARE CORPORATION

                                            By: /s/ Paul L. Sloan, III
                                                -------------------------------
                                                Paul L. Sloan, III,
                                                Chairman of the Board



ATTEST:

    By: /s/ Joseph N. Travaglini
        --------------------------
        Joseph N. Travaglini,
        Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 09/22/1992
  922685219 - 2066309


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

CONCORD HEALTHCARE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is CORPORATION SERVICE COMPANY and the present registered office of the corporation is in the county of New Castle

     The Board of Directors of CONCORD HEALTHCARE CORPORATION adopted the following resolution on the 17th day of September, 1992.

     Resolved, that the registered office of CORPORATION SERVICE COMPANY in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEROF, CONCORD HEALTHCARE CORPORATION has caused this statement to be signed by Lewis J. Hoch, its Vice President and attested by James W. Tabak, its Assistant Secretary this 17th day of September, 1992

                                            By: /s/ [graphic of signature]
                                                -------------------------------
                                                Vice President

ATTEST:

    By: /s/ [graphic of signature]
        --------------------------
        Assistant Secretary



(DEL 264-5/14/90)




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                           CERTIFICATION OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

Concord Healthcare Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors and Sole Shareholder of said corporation, by written unanimous consent if its members, filed with the minutes of the Board adopting a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     "RESOLVED, that the officers of the Company are hereby authorized and empowered to file an amendment to the Company's Articles of Incorporation which amendment will amend and restate the first paragraph of the Article of Incorporation of this Company in its entirety to read as follows:

     "FIRST: The name of this Corporation shall be: GENESIS HEALTHCARE HOLDING COMPANY I, INC.""

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on December 1, 2003.

     IN WITNESS WHEROF, said corporation has caused this certificate to be signed by James J. Wankmiller, its Senior Vice President, General Counsel and Corporate Secretary this 7th day of November 2003


                                     CONCORD HEALTHCARE CORPORATION

                                     By: /s/ [graphic of signature]
                                        ---------------------------------------
                                        Senior Vice President, General Counsel
                                        and Corporate Secretary


                                                       State of Delaware
                                                      Secretary of State
                                                 Delivered 01:44 PM 11/14/2003
                                                  FILED 01:02 PM 11/14/2003
                                                 SRV 030732964 - 2066309 FILE